Exhibit 10.4

THIRD LEASE AMENDMENT

Between

KENT CENTRAL, LLC

and

ICOS CORPORATION

This Third Lease Amendment dated May 9, 2005 is attached to and made part of that certain Lease dated June 4, 2001, as amended by that certain First Lease Amendment June 14, 2001 and by Second Lease Amendment dated April 24, 2002 (collectively the “Lease”) between Kent Central, LLC., a Washington limited liability company, as Lessor (“Lessor”) and ICOS Corporation, a Delaware corporation, as Lessee (“Lessee”) in the Building known as Canyon Park – 12, at 22032 23rd Drive SE in Bothell, Washington (the “Premises”). The Premises are more particularly described in the Lease.

The terms used herein shall have the same definitions as set forth in the Lease.

RECITALS

•	The Lease is currently scheduled to terminate on May 31, 2007.

•	The parties now desire to extend the term of the Lease for an additional five years to May 31, 2012.

•	The parties have agreed that the current rent schedule will remain in effect until the end of the currently schedule termination date and will be adjusted thereafter to the schedule depicted below

•	At Lessee’s request, the parties have agreed to require Lessee to pay real estate taxes and assessments directly to the taxing authority rather than as a reimbursement to Lessor

In consideration of the mutual covenants and promises contained in this Third Lease Amendment and the Lease, Lessor and Lessee agree as follows:

1.	Effective Date. This Third Lease Amendment becomes effective on June 1, 2005 (the “Effective Date”)

2.	Section 2 Term The Term of the Lease is hereby extended to May 31, 2012

ICOS/Amend. #3

08/11/ 2005, Page 2

3.	Section 3 Rent is hereby modified as of the Effective Date to the following:

Months	Base Monthly Rent
June 1, 2005 through May 31, 2006	$31,560.00 per month

June 1, 2006 through May 31, 2007	$32,664.00 per month

June 1, 2007 through May 31, 2012	$22,312.00 per month	*

*	Beginning on June 1, 2008, and continuing with each anniversary thereafter, the aforementioned Base Rent shall be increased by the percentage increase during the prior year, if any, in the Consumer Price Index for Seattle/Tacoma/Bremerton, All Items, All Urban Consumers (1982 – 1984 = 100).

4.	Section 9 Monthly Operating Expense Adjustments. The reference to “real estate taxes and assessments” in item (a) of Section 9 is hereby deleted and replaced with : “Lessee shall pay when due all Real Estate taxes and assessments and shall provide evidence of such payment to Lessor prior to the date on which such payment would be considered delinquent.”

5.	Section 38. Option to Extend is hereby deleted.

6.	Lessor has consented to the proposed assignment of the lease by Lessee to Icos Washington Corporation, a Washington Corporation and wholly owned subsidiary of Lessee, in connection with Lessee’s reincorporation, Lessor hereby affirms its consent to assignment of the lease, as amended hereby, and waives its right to recapture the premises in connection with this assignment.

Except as otherwise modified by the Terms of this Third Lease Amendment, all other terms and conditions of the Lease as previously amended remain unchanged and in full force and effect.

LESSOR:		LESSEE:
KENT CENTRAL, LLC.		ICOS CORPORATION

/s/ LARRY R. BENAROYA		/s/ PAUL N. CLARK
By:	Larry R. Benaroya	By:	Paul N. Clark
Its:	Manager	Its:	Chairman, Chief Executive Officer and President

ICOS/Amend. #3

08/11/ 2005, Page 3

STATE OF WASHINGTON	]
] ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Kent Central, LLC, a Washington limited liability company who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

[Notary Seal]	/s/ DEBBIE B. JONES
Notary Public in and for the
State of Washington
residing at Shoreline
Commission expires 12.9.07
Print Name Debbie B. Jones

STATE OF WASHINGTON	]
] ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Paul N. Clark is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman, CEO & Pres., of ICOS Corporation, a Delaware corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

[Notary Seal]	/s/ LOVENA LAYCOCK
Notary Public in and for the
State of Washington
residing at Snohomish County
Commission expires 10.9.05
Print Name Lovena Laycock

3